EXHIBIT 10.15

AGREEMENT
CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG
quepasa.com, inc.
AND
VAYALA CORPORATION

i

ii

EXHIBITS

Allocation of Securities	Exhibit 1.1
Subscription Agreement	Exhibit 1.3
Financial Statements of Vayala	Exhibit 2.5
Financial Statements of quepasa	Exhibit 3.5

iii

AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES

THIS AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES (“Agreement”) is made this 30th day of September, 2002, by and between quepasa.com, inc., a Nevada corporation (“quepasa”), Vayala Corporation, a Delaware corporation (“Vayala”), and the security holders of Vayala (the “Vayala Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, quepasa desires to acquire all of the issued and outstanding securities of Vayala from the Vayala Security Holders in exchange for newly issued unregistered securities of quepasa;

WHEREAS, Vayala desires to assist quepasa in acquiring all of the issued and outstanding common stock of Vayala pursuant to the terms of this Agreement; and

WHEREAS, all of the Vayala Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all 4,768,962 common shares of Vayala for 10,000,000 common shares of quepasa at the initial rate of 2.0968923 quepasa shares for each Vayala share and subject to the additional earn-out provisions set forth in Section 1.2.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

Exchange of Securities

1.1   Issuance of Securities.    Subject to the terms and conditions of this Agreement, quepasa agrees to issue and exchange 10,000,000 fully paid and non-assessable unregistered shares of quepasa’s $.001 par value common stock for all 4,768,962 issued and outstanding shares of the $.0001 par value common stock of Vayala (the “Vayala Shares”) held by the Vayala Security Holders. The quepasa shares will be issued directly to the Vayala Security Holders at the rate of one share of quepasa for each 2.0968923 shares of Vayala on the Closing Date, pursuant to the schedule set forth in Exhibit 1.1.

1.2   Earn-Out Provisions.    If, within 12 months from the Closing Date, Vayala meets certain performance milestones as described below, quepasa shall issue (i) up to an additional 22,000,000 shares of its common stock and (ii) stock options (the “Stock Options”) to purchase up to an additional 65,000,000 quepasa shares at $.00001 per share exercisable within 30 days from the date such Stock Options are issued. The quepasa shares and quepasa Stock Options are collectively referred to as the “quepasa Securities.” All quepasa Securities will be issued on a pro rata basis to the Vayala Security Holders based upon their ownership of Vayala Shares as set forth in Exhibit 1.1. quepasa warrants that it will promptly seek its shareholders’ approval to authorize any shares of common stock required to be issued under this Agreement to the extent such shares are otherwise not available for issuance. The Vayala milestones and quepasa Securities to be issued in accordance with those milestones are separate transactions, such that if any one obligation to issue quepasa shares for a particular milestone is determined not to be enforceable for any reason, all other issuances under milestones will remain in force. The milestones are as follows:

(a)  In the event (i) Vayala’s search and e-mail products have been brought fully online, and found to meet commercially acceptable standards for reliability and performance by a independent third party technology industry expert, as selected by quepasa’s board of directors, (ii) Vayala’s search database has grown to at least 200 million documents, (iii) Vayala’s e-mail database has grown to at least 25,000 users, and (iv) Vayala’s search and e-mail services have been independently tested and found to offer the performance benchmarks described in Exhibit 1.2, then quepasa shall issue an additional 10,000,000 shares of its common stock and 15,000,000 Stock Options to the Vayala Security Holders.

(b)  In the event Vayala generates (i) $25,000 of revenue from its e-mail services and (ii) $250,000 of revenue from resales of its search technology, then quepasa shall issued an additional 12,000,000 shares of its common stock and 50,000,000 Stock Options to the Vayala Security Holders.

(c)  If quepasa’s last reported common stock sales price on the Electronic Bulletin Board is less than $.03 per share on the Closing Date (or on the issuance dates for shares issuable under the milestones), then the number of such quepasa shares to be issued shall be increased by 25%. However, shares issued in prior issuances will not be increased.

1.3   Exemption from Registration.    The parties hereto intend that the quepasa Securities shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, the Vayala Security Holders will execute and deliver to quepasa on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.3 hereto.

ARTICLE II

Representations and Warranties of Vayala

Vayala hereby represents and warrants to quepasa that:

2.1   Organization.    Vayala is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to carry on its business as operated by it.

2.2   Capital.    The authorized capital stock of Vayala consists of 50,000,000 authorized shares of $.0001 par value common stock, of which 4,768,962 shares of common stock are outstanding and 5,000,000 shares of preferred stock, $.0001 par value, none of which are outstanding. All of the outstanding securities of Vayala are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Vayala to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.3   Subsidiaries.    Vayala has no subsidiaries.

2.4   Directors and Officers.    The names and titles of the directors and officers of Vayala as of the date of this Agreement are as follows: Jeffrey S. Peterson, Chairman of the Board of Directors and Chief Executive Officer; David S. Hansen, Chief Technology Officer and Director; Albert Chen, Executive Vice President and Director; and Brian Lu, Director.

2.5   Financial Statements.    Exhibit 2.5 hereto consists of the unaudited financial statements of Vayala for the year ended December 31, 2002 and the seven months ended July 31, 2002 (the “Vayala Financial Statements”). The Vayala Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Vayala throughout the periods indicated, and fairly present the financial position of Vayala as of the date of the balance sheets included in the Vayala Financial Statements and the results of operations for the periods then ended.

2.6   Absence of Changes.    Since July 31, 2002, there has not been any material change in the financial condition or operations of Vayala, other than changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7   Absence of Undisclosed Liabilities.    As of July 31, 2002, Vayala did not have any material debt, liability or obligation known to its management of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Vayala Financial Statements.

2.8   Tax Returns.    Vayala has paid all material tax obligations in connection with its federal, state and local tax returns.

2.9   Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, quepasa, its legal counsel and accountants shall have the opportunity to meet with Vayala’s accountants and attorneys to discuss the financial condition of Vayala. Vayala shall make available to quepasa all books and records of Vayala.

2.10   Proprietary Rights.    Vayala owns and holds all proprietary rights, trademarks, trade names and licenses necessary to conduct its business.

2.11   Compliance with Laws.    Vayala has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws.

2.12   Litigation.    Vayala is not a defendant in any material suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Vayala, threatened against or affecting Vayala or its business, assets or financial condition. Vayala is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Vayala is not engaged in any material litigation to recover monies due to it.

2.13   Authority.    The Board of Directors of Vayala has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Vayala has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Vayala and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the Vayala Security Holders have agreed to and have approved the terms of this Agreement.

2.14   Ability to Carry Out Obligations.    The execution and delivery of this Agreement by Vayala and the performance by Vayala of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Vayala is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Vayala, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Vayala.

2.15   Full Disclosure.    None of the representations and warranties made by Vayala herein or in any exhibit, certificate or memorandum furnished or to be furnished by Vayala, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16   Assets.    Vayala has good and marketable title to all of its assets, free and clear of all liens, claims and encumbrances, except as otherwise indicated in Exhibit 2.5.

2.17   Material Contracts.    Vayala has not entered into any material contracts except for its contract with Level 3 Communications, Inc. under which Vayala pays $50,000 per year for Internet data center services.

2.18   Indemnification.    Vayala agrees to indemnify, defend and hold quepasa harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by Vayala in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Vayala under this Agreement or (ii) any untrue statement made by Vayala in this Agreement.

2.19   Criminal or Civil Acts.    For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Vayala has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission proceeding.

2.20   Restricted Securities.    Vayala and the Vayala Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the quepasa Securities issued by quepasa are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

2.21   Conflict Waiver.    Gary A. Agron of The Law Office of Gary A. Agron has previously provided legal services to both Vayala and quepasa. Vayala and quepasa have elected to use Mr. Agron to prepare this Agreement. Vayala and quepasa waive any conflict of interest or potential for conflict of interest on the part of Mr. Agron that might otherwise develop in connection with Mr. Agron’s preparation of this Agreement and all other legal services to be provided by Mr. Agron through the Closing Date.

ARTICLE III

Representations and Warranties of quepasa

quepasa represents and warrants to Vayala that:

3.1   Organization.    quepasa is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to carry on its business as operated by it.

3.2   Capital.    The authorized capital stock of quepasa consists of (i) 50,000,000 shares of $.001 par value common stock, of which 19,513,291 shares of common stock are issued and outstanding as of October 4, 2002, and (ii) 5,000,000 shares of $.001 par value preferred stock, none of which are issued and outstanding. All of the outstanding securities are duly and validly issued, fully paid and non-assessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating quepasa to issue or to transfer from treasury any additional shares of its capital stock of any class except shares issuable under this Agreement.

3.3   Subsidiaries.    quepasa has two non-operating subsidiaries, neither of which has a material amount of assets or liabilities. quepasa is also in the process of establishing a Mexican subsidiary.

3.4   Directors and Officers.    The names and titles of the directors and officers of quepasa are as follows: Jeffrey S. Peterson, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer; James Dixon, Vice President; Michael Silberman, Director; and Brian Lu, Director.

3.5   Financial Statements.    Exhibit 3.5 hereto consists of the audited financial statements of quepasa for the year ended December 31, 2001 and unaudited financial statements for the three months ended June 30, 2002 (the “quepasa Financial Statements”). The quepasa Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by quepasa throughout the period indicated, and fairly present the financial position of quepasa as of the dates of the balance sheet included in the quepasa Financial Statements and the results of operations for the period indicated.

3.6   Absence of Changes.    Since June 30, 2002, there has not been any material change in the financial condition or operations of quepasa, except as contemplated by this Agreement.

3.7   Absence of Undisclosed Liabilities.    As of June 30, 2002, quepasa did not have any material debt, liability or obligation known to its management of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the quepasa Financial Statements.

3.8   Tax Returns.    quepasa has paid all material tax obligations in connection with its federal, state and local tax returns.

3.9   Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, Vayala, its legal counsel and accountants shall have the opportunity to meet with quepasa’s accountants and attorneys to discuss the financial condition of quepasa. quepasa shall make available to Vayala all books and records of quepasa.

3.10   Proprietary Rights.    quepasa holds all proprietary rights, trademarks and trade names necessary to conduct its business.

3.11   Compliance with Laws.    quepasa has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12   Litigation.    quepasa is not a defendant in any material suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of quepasa, threatened against or affecting quepasa or its business, assets or financial condition. quepasa is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. quepasa is not engaged in any material litigation to recover monies due to it.

3.13   Authority.    The Board of Directors of quepasa has authorized the execution of this Agreement and the transactions contemplated herein, and quepasa has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of quepasa, and is enforceable in accordance with its terms and conditions.

3.14   Ability to Carry Out Obligations.    The execution and delivery of this Agreement by quepasa and the performance by quepasa of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which quepasa is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of quepasa, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of quepasa.

3.15   Full Disclosure.    None of the representations and warranties made by quepasa herein, or in any exhibit, certificate or memorandum furnished or to be furnished by quepasa or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16   Assets.    quepasa has good and marketable title to all of its assets, free and clear of all liens, claims and encumbrances except as otherwise indicated in Exhibit 3.5.

3.17   Material Contracts.    quepasa has no material contracts except those described in its regulatory filings made with the Securities and Exchange Commission.

3.18   Indemnification.    quepasa agrees to indemnify, defend and hold Vayala harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by quepasa in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by quepasa under this Agreement, or (ii) any untrue statement made by quepasa in this Agreement.

3.19   Criminal or Civil Acts.    For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of quepasa has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission proceeding.

3.20   Conflict Waiver.    Gary A. Agron of The Law Offices of Gary A. Agron has previously provided legal services to both Vayala and quepasa. Vayala and quepasa have elected to use Mr. Agron to represent them in connection with the transaction contemplated by this Agreement. quepasa waives any conflict of interest or potential for conflict of interest on the part of Mr. Agron that might otherwise develop in connection with the transaction contemplated by this Agreement.

ARTICLE IV

Covenants Prior to the Closing Date

4.1   Investigative Rights.    Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.

4.2   Conduct of Business.    Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

ARTICLE V

Conditions Precedent to quepasa’s Performance

5.1   Conditions.    quepasa’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. quepasa may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by quepasa of any other condition of or any of quepasa’s other rights or remedies, at law or in equity, if Vayala shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2   Accuracy of Representations.    Except as otherwise permitted by this Agreement, all representations and warranties by Vayala in this Agreement or in any written statement that shall be delivered to quepasa by Vayala under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3   Performance.    Vayala shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4   Absence of Litigation.    No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Vayala on or before the Closing Date.

5.5   Officer’s Certificate.    Vayala shall have delivered to quepasa a certificate dated the Closing Date signed by the Chief Executive Officer of Vayala certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6   Corporate Action.    Vayala shall have obtained the approval of the Vayala Security Holders for the transaction contemplated by this Agreement as evidenced by execution by all of the Vayala Security Holders of Exhibit 1.2.

5.7   Fairness Opinion.    The parties shall have received an opinion from an independent, non-affiliated securities or business brokerage firm stating that the transaction proposed by this Agreement and the terms of this Agreement are fair and reasonable to both parties.

ARTICLE VI

Conditions Precedent to Vayala’s Performance

6.1   Conditions.    Vayala obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Vayala may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Vayala of any other condition of or any of Vayala’s rights or remedies, at law or in equity, if quepasa shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2   Accuracy of Representations.    Except as otherwise permitted by this Agreement, all representations and warranties by quepasa in this Agreement or in any written statement that shall be delivered to Vayala by quepasa under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3   Performance.    quepasa shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4   Absence of Litigation.    No material action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against quepasa on or before the Closing Date.

6.5   Officer’s Certificate.    quepasa shall have delivered to Vayala a certificate dated the Closing Date signed by the Chief Executive Officer of quepasa certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6   Directors of Vayala.    On the Closing Date, the current directors of Vayala shall resign after electing the current directors of quepasa to be the directors of Vayala.

6.7   Officers of Vayala.    On the Closing Date, the newly constituted Board of Directors of Vayala shall elect such officers of Vayala as they shall determine.

ARTICLE VII

Closing

7.1   Closing.    The Closing of this Agreement shall be held at the Law Office of Gary A. Agron, at any mutually agreeable time and date (the “Closing Date”) prior to October 15, 2002, unless extended by mutual agreement. At the Closing:

(a)  Vayala shall deliver to quepasa copies of Exhibit 1.2 executed by all of the Vayala Security Holders together with certificates representing all outstanding Vayala securities duly endorsed to quepasa;

(b)  quepasa shall deliver to the Vayala Security Holders 10,000,000 shares of quepasa’s common stock, for which the Vayala Shares have been exchanged pursuant to the computations set forth in Exhibit 1.1 hereto and an undertaking to issue additional shares and warrants pursuant to the provisions of Section 1.2;

(c)  quepasa shall deliver (i) the officer’s certificate described in Section 6.5 and (ii) asigned consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement, including quepasa’s obligation to issue additional shares to the Vayala Security Holders pursuant to the earn-out provisions of Section 1.2;

(d)  Vayala shall deliver (i) the officer’s certificate described in Section 5.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement.

ARTICLE VIII

Miscellaneous

8.1   Captions and Headings.    The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.2   No Oral Change.    This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.3   Non-Waiver.    The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

8.4   Time of Essence.    Time is of the essence of this Agreement and of each and every provision hereof.

8.5   Entire Agreement.    This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

8.6   Choice of Law.    This Agreement and its application shall be governed by the laws of the state of Arizona.

8.7   Counterparts.    This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8   Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

quepasa:

quepasa.com, inc.
410 N. 44th Street, Suite 450
Phoenix, AZ 85008
Attn: Jeffrey S. Peterson, Chief Executive Officer

Vayala:

Vayala Corporation
5510 North 16th Street, Suite B-145
Phoenix, AZ 85016
Attn: Albert Chen, Executive Vice President

8.9   Binding Effect.    This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10   Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.11   Finders’ Fees.    There are no finders’ fees payable in connection with this Agreement.

8.12   Announcements.    The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

8.13   Expenses.    Each party will bear their own expenses incurred in connection with this Agreement.

8.14   Survival of Representations and Warranties.    The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing, including but not limited to the covenants set forth in Article VIII, above, and this Article IX.

8.15   Exhibits.    As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

In witness whereof, the parties have executed this Agreement on the date indicated above.

QUEPASA.COM,INC.		VAYALA CORPORATION

By:		By:
	Jeffrey S. Peterson Chief Executive Officer		Albert Chen Executive Vice President

EXHIBIT 1.1

SCHEDULE OF VAYALA COMMON STOCKHOLDERS
AND
ALLOCATION OF quepasa COMMON SHARES

Name of Vayala Stockholder	Number of Vayala Shares Exchanged	Number of quepasa Common Shares To Be Issued

Jeffrey S. Peterson	1,850,000	3,879,255

Michael D. Silberman	466,200	977,571

David Hansen	418,904	878,397

Albert Chen	200,000	19,378

Brian Lu	298,443	625,803

Kevin Dieball	398,443	835,492

Michael Marriott	84,000	176,139

Ross C. Brown	37,500	78,633

Karen L. Dickson	12,500	26,211

Dwain & Kristen Durham	6,250	13,106

Patrick & Samantha Potter	18,750	39,317

Sandra K. Anderson	31,250	65,528

Hazel R. Belt	31,250	65,528

Nathan Call	18,750	39,317

J. Steve & Kristy Beck	25,000	52,422

Kenton J. Donahoo	12,500	26,211

Harvey & JoAnn Mickelson	12,500	26,211

Timothy L. & Joan Hintz	50,000	104,845

Steven Horton	18,750	39,317

Philip B. Marriott (Trustee)	125,000	262,112

Philip B. & Cheryl V. Marriott	62,500	131,056

Mitchell & Carol Pullman	125,000	262,112

Unifi Group Cheng	15,000	31,453

Ralph & Linda Eyre	10,500	22,017

Anthony & Jason Hill	10,500	22,017

Dennis Hong	10,500	22,017

James Lee	35,000	73,391

Paul E. Loven	10,500	22,017

Hong & Lucy Lu	10,500	22,017

Paul Mazursky	35,000	73,391

Servando & Blanca Rojas	17,507	36,710

Kevin & Kelly Lin Tam	10,500	22,017

Victor R. & DeAnna Tom	10,500	22,017

Peter Wang	35,000	73,391

Barry Fuller (IRA)	34,965	73,318

Li Wai Hang	63,000	132,104

Dr. Thomas T.S. Liang	20,000	41,938

Kyle Ozaki	10,500	22,017

Li Kin Shing	70,000	146,782

Albert Tung	10,500	22,017

William Wier	10,500	22,017

Ying Wu	35,000	73,391

Totals	4,768,962	10,000,000

EXHIBIT 1.3

SUBSCRIPTION AGREEMENT

In connection with my exchange of $.0001 par value common stock of Vayala Corporation (“Vayala”), for the $.001 par value common stock (the “quepasa Securities”) of quepasa.com, inc. (“quepasa”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that quepasa is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to quepasa that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms. I own the securities in Vayala that I am exchanging for securities of quepasa free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to quepasa. I have full right, title and interest in and to the Vayala securities that I am exchanging.

I understand that the quepasa Securities are being issued to me in a private transaction in exchange for my securities in Vayala and in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933, as amended (the “Act”) for non-public offerings and pursuant to the Agreement Concerning the Exchange of Securities between quepasa and Vayala (“Agreement”). I understand that the quepasa Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the quepasa Securities for an indefinite period of time, but under no circumstances less than one year from the date of its issuance.

I am acquiring the quepasa Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any quepasa Securities unless and until counsel for quepasa shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the quepasa Securities and the activities and financial information of quepasa has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of quepasa, and I have received satisfactory answers to any questions I asked.

In acquiring the quepasa Securities, I have reviewed the Agreement and have made such independent investigations of quepasa as I deemed appropriate. I am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the quepasa Securities.

I understand that the quepasa Securities are highly speculative, involves a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the quepasa Securities. I understand that the market price of quepasa’s publicly traded securities can fluctuate dramatically from time to time, and that although I could lose my entire investment, I am acquiring the quepasa Securities because I believe the potential rewards are commensurate with the risk. Even if the quepasa Securities became worthless, I could still maintain my standard of living without significant hardship on me or my family.

I understand that quepasa and Vayala have substantially the same officers and directors. Accordingly, the Agreement was not negotiated at “arm’s length” and may be more favorable to one company that it is to the other. However, I understand that the parties have agreed that they shall have received a fairness opinion on or before the Closing Date of the Agreement. I am satisfied with the terms of the transaction and by signing this Subscription Agreement, I confirm that I accept and agree to abide by the terms and conditions of the Agreement as if I had executed the Agreement itself.

Dated as of this      day of                     , 2002.

Signature

Name, Please Print

Residence Address

City, State and Zip Code

Area Code and Telephone Number

Social Security Number

Number of Vayala shares exchanged